Exhibit (d.6)

SCHEDULE A

Master Advisory Fee Waiver Agreement for iShares Trust

(Amended as of June 12-13, 2014)

(all percentages are expressed as a percentage of average daily net assets)

Fund	Advisory Fee Waiver	Last Day of Term
iShares MSCI All Country Asia ex Japan ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to direct investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped ETF, Inc.	November 30, 2014

iShares Emerging Markets Infrastructure ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to direct investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped ETF, Inc.	July 31, 2015

iShares 2015 AMT-Free Muni Term ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.18%.	Upon the termination date of the fund

iShares 2016 AMT-Free Muni Term ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.18%.	Upon the termination date of the fund

iShares 2017 AMT-Free Muni Term ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.18%.	Upon the termination date of the fund

iShares 2018 AMT-Free Muni Term ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.18%.	Upon the termination date of the fund

iShares 2019 AMT-Free Muni Term ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.18%.	Upon the termination date of the fund

iShares 2020 AMT-Free Muni Term ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.18%.	Upon the termination date of the fund

iShares National AMT-Free Muni Bond ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to direct investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped ETF, Inc.	June 30, 2015

iShares 0-5 Year High Yield Corporate Bond ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.30%.	February 29, 2016

iShares 0-5 Year TIPS Bond ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.10%.	February 29, 2016

iShares MSCI ACWI ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to direct investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped ETF, Inc.	November 30, 2014

iShares MSCI ACWI ex U.S. ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to direct investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped ETF, Inc.	November 30, 2014

iShares Core MSCI Total International Stock ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to direct investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped ETF, Inc.	November 30, 2014

iShares Currency Hedged MSCI EAFE ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to direct investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped ETF, Inc.	November 30, 2015

iShares Currency Hedged MSCI Germany ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to direct investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped ETF, Inc.	December 31, 2015

iShares Currency Hedged MSCI Japan ETF

With respect to the Fund, an amount equal to the Acquired Fund Fees and Expenses attributable to the Fund’s direct investments in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped ETF, Inc., provided that the waiver be no greater than the Fund’s management fee (0.53%).

With respect to the Fund, an additional amount such that the Fund’s Total Annual Fund Operating Expenses After Fee Waivers will be equal to the greater of Acquired Fund Fees and Expenses or 0.48%.

December 31, 2015

iShares Currency Hedged MSCI EMU ETF

With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to direct investments by the Fund in iShares MSCI EMU ETF (EZU).

In addition, with respect to the Fund, a reduction in the management fee on assets attributable to the Fund’s direct investments in EZU (and those assets used to hedge the securities in EZU against the U.S. dollar) such that it is equal to the management fee of EZU plus 0.03%.

December 31, 2015

iShares Yield Optimized Bond ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to direct investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped ETF, Inc.	February 29, 2016

(all percentages are expressed as a percentage of average daily net assets)

Fund	Advisory Fee Waiver	Last Day of Term
iSharesBond Mar 2016 Corporate Term ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to direct investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iSharesBond Dec 2016 Corporate Term ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to direct investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iSharesBond Mar 2018 Corporate Term ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to direct investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iSharesBond Dec 2018 Corporate Term ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to direct investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iSharesBond Mar 2020 Corporate Term ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to direct investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iSharesBond Mar 2023 Corporate Term ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to direct investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares Australian Dollar ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to direct investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	December 31, 2015

iShares British Pound ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to direct investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	December 31, 2015

iShares Canadian Dollar ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to direct investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	December 31, 2015

iShares Chinese Offshore Renminbi ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to direct investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	December 31, 2015

iShares Euro ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to direct investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	December 31, 2015

iShares Japanese Yen ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to direct investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	December 31, 2015

iShares Mexican Peso ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to direct investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	December 31, 2015

iShares New Zealand Dollar ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to direct investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	December 31, 2015

iShares Norwegian Krone ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to direct investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	December 31, 2015

iShares Singapore Dollar ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to direct investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	December 31, 2015

iShares Swedish Krona ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to direct investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	December 31, 2015

iShares Swiss Franc ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to direct investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	December 31, 2015

iShares Thai Offshore Baht ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to direct investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	December 31, 2015

iShares Turkish Lira ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to direct investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	December 31, 2015

iShares MSCI EAFE Minimum Volatility ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.20%.	December 31, 2014

iShares Human Rights ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.19%.	December 31, 2015

iShares Morningstar Multi-Asset Income ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.60%.	December 31, 2014

iShares Core GNMA Bond ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to direct investments by the Fund in other registered investment companies.	December 31, 2015

iShares MSCI Emerging Markets Latin America ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to direct investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped ETF, Inc advised by BFA, or its affiliates.	December 31, 2014

iShares MSCI Emerging Markets Latin America ETF	With respect to the Fund, any additional portion of its management fee necessary so as not to exceed a net total expense ratio of 0.49%.	December 31, 2014

Shares Core U.S. Aggregate Bond ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	June 30, 2015

iShares Core Short-Term USD Bond ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	February 29, 2016

iShares Core Total USD Bond Market ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	February 29, 2016

(all percentages are expressed as a percentage of average daily net assets)

Fund	Advisory Fee Waiver	Last Day of Term
iShares Conservative Allocation ETF	0.14%	November 30, 2014
iShares Moderate Allocation ETF	0.14%	November 30, 2014
iShares Growth Allocation ETF	0.14%	November 30, 2014
iShares Aggressive Allocation ETF	0.14%	November 30, 2014
iShares Target Date Retirement Income ETF	0.14%	November 30, 2014
iShares Target Date 2010 ETF	0.14%	November 30, 2014
iShares Target Date 2015 ETF	0.14%	November 30, 2014
iShares Target Date 2020 ETF	0.14%	November 30, 2014
iShares Target Date 2025 ETF	0.14%	November 30, 2014
iShares Target Date 2030 ETF	0.14%	November 30, 2014
iShares Target Date 2035 ETF	0.14%	November 30, 2014
iShares Target Date 2040 ETF	0.14%	November 30, 2014
iShares Target Date 2045 ETF	0.14%	November 30, 2014
iShares Target Date 2050 ETF	0.14%	November 30, 2014
iShares Treasury Floating Rate Bond ETF	0.15%	February 28, 2015

Exhibit (d.6)

ISHARES TRUST on behalf of each FUND		BLACKROCK FUND ADVISORS

By:	/s/ Jack Gee	By:	/s/ Edward Baer
	Jack Gee		Edward Baer
	Chief Financial Officer, iShares Trust		Managing Director

Dated: June 12-13, 2014

[Signature Page to Amended Schedule A of Master Advisory Fee Waiver Agreement]